UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2013

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed on January 8, 2013 by Speedway Motorsports, Inc. (the “Company”), the Company and all of its operative subsidiaries, except Oil-Chem Research Corporation and its subsidiaries (the “Guarantors”), entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (the “Initial Purchasers”), for the issuance and sale (the “Transaction”) to the Initial Purchasers of an additional $100 million aggregate principal amount of the Company’s 6 3/4% Senior Notes due 2019 (the “Additional Notes”). The Additional Notes were offered as additional notes under the Indenture, dated as of February 3, 2011, among the Company, certain of the Company’s subsidiaries, each as a guarantor of the Additional Notes, and U.S. Bank National Association, as trustee, pursuant to which the Company previously issued $150 million aggregate principal amount of 6 3/4% Senior Notes due 2019 (the “Initial Notes”). The Additional Notes have substantially identical terms and will constitute part of the same series as the Initial Notes. The Transaction was consummated on January 11, 2013 (the “Closing Date”).

The offering price of the Additional Notes was 105% of the principal amount of the Additional Notes plus accrued interest from August 1, 2012. Net proceeds from the Transaction, after deducting the Initial Purchasers’ commissions and discounts and excluding Transaction expenses, were $103,407,500. The Company intends to use the proceeds from the Transaction to reduce the outstanding borrowings under its existing credit facility, the principal outstanding balance of which is approximately $95 million, with the balance for general corporate purposes.

As part of the closing, the Company entered into a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company has agreed to (i) file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) on or before March 27, 2013, (ii) use its reasonable best efforts to have such exchange offer registration statement declared effective by the SEC by June 10, 2013, (iii) commence the exchange offer and use its reasonable best efforts to exchange the Additional Notes for a new issue of identical debt securities registered under the Act on or before 30 business days after the date on which the registration statement is declared effective, and (iv) under certain circumstances, file a shelf registration statement to cover resales of the Additional Notes and use its reasonable best efforts to cause the registration statement to be declared effective as promptly as possible after the obligation to file the shelf registration statement arises. If the Company and the Guarantors fail to satisfy these and certain other related obligations, the Company must pay liquidated damages to holders of the Additional Notes as set forth in the Registration Rights Agreement.

The foregoing descriptions of the Additional Notes and Registration Rights Agreement are summary in nature and are qualified in their entirety by reference to such agreements, copies of which are attached to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Additional Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Additional Notes and the Registration Rights Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

4.1	Form of 6 3/4% Senior Notes due 2019 (included in the Company’s Indenture) (incorporated by reference to Exhibit 4.1 of the February 3, 2011 Form 8-K.

4.2	Registration Rights Agreement, January 11, 2013, by and among the Company, the Guarantors and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

January 16, 2013	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer